UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported:  October 29, 2014

Synergy Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35268	33-0505269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 2012, New York, NY  10170

(Address of Principal Executive Offices)   (Zip Code)

(212) 297-0020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

Convertible Senior Notes Offering

On October 29, 2014, Synergy Pharmaceuticals Inc. (the “Company”) entered  into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), acting as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the issuance and sale by the Company of $175 million aggregate principal amount of 7.50% Convertible Senior Notes due 2019 (the “Notes”). Pursuant to the Purchase Agreement, the Company granted the Initial Purchasers an over-allotment option to purchase, within a 13-day period beginning on and including the first date of the original issuance of the Notes, up to an additional $25,000,000 aggregate principal amount of Notes.  The offering is expected to close on or about November 3, 2014, subject to customary closing conditions.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers offered and resold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Certain purchasers of the Notes have been granted a three-year right of participation (provided such purchaser continues to own more than 50% of its original investment in the Notes) with respect to future financings conducted by the Company.  The Notes and the shares of common stock, par value $0.0001 per share (“Common Stock”) issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Company will not file a shelf registration statement for the resale of the Notes or the Common Stock issuable upon conversion of the Notes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Initial Purchasers, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement.

Pursuant to the Purchase Agreement, subject to certain exceptions, the Company, its directors and officers have agreed not to sell or otherwise dispose of any of the Company’s Common Stock held by them for a period ending 90 days after the date of the Purchase Agreement without first obtaining the written consent of Merrill Lynch, as representative of the Initial Purchasers, subject to certain exceptions.

On October 29, 2014, the Company issued a press release announcing that it had priced the convertible notes offering.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes, the Common Stock issuable upon conversion of the Notes, or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom.  For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Purchase Agreement.  Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the offering memorandum and the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Synergy Pharmaceuticals Inc., dated October 29, 2014, relating to the pricing of the convertible notes offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 29, 2014

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer